Exhibit 7.01

May 23, 2013

The United States Securities and Exchange Commission
Washington, D.C. 20549
Attention:  Blaise A. Rhodes

RE:	Ever-Glory International Group, Inc. Item 4.02 Form 8K Filed April 18, 2013 File No. 001-34124

We are engaged as the independent accountant for Ever-Glory International Group, Inc. (the Company).  We agree with the statements included  under Item 4.02 of the Company’s Form 8-K, as amended filed with the Commission on April 18, 2013 and subsequently amended on May 7, 2013 and May 23, 2013.

Very truly yours,

/s/ GHP Horwath, P.C.

GHP Horwath, P.C.